Exhibit 99.1

News Release

Sunoco LP and SunocoCorp LLC Report Strong First Quarter 2026 Financial and Operating Results
•Reports strong first quarter results, including net income of $644 million, Adjusted EBITDA(1) of $867 million, excluding one-time transaction-related expenses(2), and Distributable Cash Flow, as adjusted(1), of $535 million
•Increases quarterly distribution by 6.25%. The first quarter of 2026 distribution represents an increase of over 10% versus the first quarter of 2025
•Completes the acquisition of TanQuid
DALLAS, May 5, 2026 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) and SunocoCorp LLC (NYSE: SUNC) ("SUNC") today reported financial and operating results for the quarter ended March 31, 2026.
Financial and Operational Highlights Attributable to Sunoco LP
Net income for the first quarter of 2026 was $644 million compared to $207 million in the first quarter of 2025.
Adjusted EBITDA for the first quarter of 2026 was $858 million compared to $458 million in the first quarter of 2025. Adjusted EBITDA for the first quarter of 2026 included $9 million of one-time transaction-related expenses and $102 million from a one-time gain on sale of inventory.
Distributable Cash Flow, as adjusted, for the first quarter of 2026 was $535 million compared to $310 million in the first quarter of 2025.
Adjusted EBITDA for the Fuel Distribution segment for the first quarter of 2026 was $529 million compared to $220 million in the first quarter of 2025. Adjusted EBITDA for the first quarter of 2026 included $9 million of one-time transaction-related expenses and $92 million from a gain on sale of inventory. The segment sold approximately 3.8 billion gallons of fuel in the first quarter of 2026. Fuel margin for all gallons sold was 17.0 cents per gallon for the first quarter of 2026.
Adjusted EBITDA for the Pipeline Systems segment for the first quarter of 2026 was $179 million compared to $172 million in the first quarter of 2025. The segment averaged throughput volumes of approximately 1.3 million barrels per day in the first quarter of 2026.
Adjusted EBITDA for the Terminals segment for the first quarter of 2026 was $107 million compared to $66 million in the first quarter of 2025. The segment averaged throughput volumes of approximately 1.0 million barrels per day in the first quarter of 2026.
Adjusted EBITDA for the Refinery segment for the first quarter of 2026 was $43 million. Adjusted EBITDA for the first quarter of 2026 included $10 million from a gain on sale of inventory. The segment averaged throughput volumes of approximately 22 thousand barrels per day in the first quarter of 2026. Operations during the first quarter of 2026 were impacted by the planned 50-day maintenance turnaround.
Distribution
On April 21, 2026, SUN and SUNC declared a distribution for the first quarter of 2026 of $0.9899 per unit, or $3.9596 per unit on an annualized basis. This represents an increase of approximately 6.25%, or $0.0582 per unit, as compared with the quarter ended December 31, 2025.
This 6.25% increase is inclusive of a one-time step-up of 5% and a quarterly increase of 1.25%. The quarterly increase reflects Sunoco’s continued financial stability, execution of highly accretive acquisitions and growth projects, and confidence in future distribution increases.
The first quarter of 2026 distribution represents an increase of over 10% versus the first quarter of 2025 distribution. This increase reflects SUN’s secure and growing distribution, supported by distribution increases of 2% in 2023, 4% in 2024, and 5% in 2025.
This is the sixth consecutive quarterly increase in SUN's distribution and is consistent with SUN's capital allocation strategy which includes a multi-year distribution growth rate of at least 5%.

The SUN and SUNC quarterly distributions will be paid on May 20, 2026, to holders of the representative securities of record on May 8, 2026.
Liquidity and Leverage
At March 31, 2026, SUN had long-term debt of approximately $13.9 billion and approximately $2.2 billion of liquidity remaining on its revolving credit facility. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its revolving credit facility, was approximately 4.0 times at the end of the first quarter.
Capital Spending
SUN's total capital expenditures in the first quarter of 2026 were $199 million, which includes $106 million of growth capital and $93 million of maintenance capital. This includes the Partnership's proportionate share of capital expenditures related to its joint ventures with Energy Transfer.
SUN’s segment results and other supplementary data are provided after the financial tables below.
SunocoCorp LLC
SUNC owns a limited partner interest in SUN. SUNC consolidates SUN's results into its financial statements, which is reflected in the consolidated balance sheets and condensed consolidated statement of operations tables attached hereto.
(1)    Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under “Supplemental Information” later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.
(2)    Transaction-related expenses include certain one-time expenses incurred with acquisitions. The Partnership’s definition of Adjusted EBITDA includes transaction-related expenses. However, given the magnitude of the acquisitions during the periods presented, as well as the expenses related to those transactions, the Partnership is reporting Adjusted EBITDA excluding these expenses in order to portray the Partnership’s performance for the period without the impact of these one-time items.
Earnings Conference Call
Sunoco LP management will hold a conference call on Tuesday, May 5, 2026, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss results and recent developments. The conference call will be broadcast live via an internet webcast, which can be accessed in the Investor Relations section of Sunoco’s website at www.sunocolp.com under Webcasts and Presentations. The call will also be available for replay on the Partnership's website for a limited time.
About Sunoco
Sunoco LP is a leading energy infrastructure and fuel distribution master limited partnership operating across 32 countries and territories in North America, the Greater Caribbean and Europe. The Partnership’s midstream operations include an extensive network of over 14,000 miles of pipeline and over 160 terminals. This critical infrastructure complements the Partnership’s fuel distribution operations, which distribute over 15 billion gallons annually to approximately 11,000 Sunoco and partner-branded retail locations, as well as independent dealers and commercial customers. SUN's general partner is owned by Energy Transfer LP (NYSE: ET).
SunocoCorp LLC is a publicly traded limited liability company that owns a limited partner interest in Sunoco LP.
SUN and SUNC are headquartered in Dallas, Texas. More information is available at www.sunocolp.com

Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results, including future distribution levels, are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.sunocolp.com
Contacts
Investors:
Scott Grischow, Treasurer, Senior Vice President – Finance
(214) 840-5660, scott.grischow@sunoco.com

Brian Brungardt, Director – Investor Relations
(214) 840-5437, brian.brungardt@sunoco.com
Media:
Chris Cho, Director – Corporate Communications
(469) 646-1647, chris.cho@sunoco.com
– Financial Schedules Follow –

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$718	$891
Accounts receivable, net	3,442	1,972
Inventories, net	2,347	2,383
Other current assets	342	270
Total current assets	6,849	5,516

Property, plant and equipment	15,976	15,256
Accumulated depreciation	(2,156)	(1,848)
Property, plant and equipment, net	13,820	13,408
Other assets:
Operating lease right-of-use assets, net	1,518	1,449
Goodwill	3,061	3,026
Intangible assets, net	2,369	2,411
Other non-current assets	1,030	928
Investments in unconsolidated affiliates	1,611	1,624
Total assets	$30,258	$28,362

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,427	$2,485
Accounts payable to affiliates	374	331
Accrued expenses and other current liabilities	923	953
Operating lease current liabilities	172	211
Current maturities of long-term debt	12	17
Total current liabilities	4,908	3,997

Operating lease non-current liabilities	1,311	1,255
Long-term debt, net	13,920	13,372
Advances from affiliates	76	78
Deferred tax liabilities	1,160	1,139
Other non-current liabilities	536	512
Total liabilities	21,911	20,353

Commitments and contingencies

Equity:
Limited partners:
Preferred unitholders (1,500,000 units issued and outstanding as of March 31, 2026 and December 31, 2025)	1,478	1,507
Common unitholders (136,894,754 units issued and outstanding as of March 31, 2026 and 136,866,854 units issued and outstanding as of December 31, 2025)	4,246	3,970
Class C unitholders - held by subsidiaries (16,410,780 units issued and outstanding as of March 31, 2026 and December 31, 2025)	—	—
Class D unitholder (51,517,198 units issued and outstanding as of March 31, 2026 and December 31, 2025)	2,639	2,538
Accumulated other comprehensive loss	(16)	(6)
Total equity	8,347	8,009
Total liabilities and equity	$30,258	$28,362

SUNOCO LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUES	$10,690	$5,179

COSTS AND EXPENSES:
Cost of sales (excluding items shown separately below)	9,001	4,526
Operating expenses	330	143
General and administrative	155	39
Lease expense	53	16
(Gain) loss on disposal of assets and impairment charges	(1)	3
Depreciation, amortization and accretion	286	156
Total cost of sales and operating expenses	9,824	4,883
OPERATING INCOME	866	296
OTHER INCOME (EXPENSE):
Interest expense, net	(201)	(121)
Equity in earnings of unconsolidated affiliates	42	32
Loss on extinguishment of debt	(1)	(2)
Other, net	(27)	—
INCOME BEFORE INCOME TAXES	679	205
Income tax expense (benefit)	35	(2)
NET INCOME	$644	$207
Less: Preferred unitholders' interest in net income	30	—
Less: Class D unitholder's interest in net income	149	—
NET INCOME ATTRIBUTABLE TO COMMON UNITS	$465	$207

NET INCOME PER COMMON UNIT:
Basic	$2.86	$1.22
Diluted	$2.85	$1.21

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Basic	136,888,311	136,267,512
Diluted	137,551,768	136,936,311

CASH DISTRIBUTION PER COMMON UNIT	$0.9899	$0.8976

SUNOCO LP
SUPPLEMENTAL INFORMATION
(Dollars and units in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income	$644	$207
Depreciation, amortization and accretion	286	156
Interest expense, net	201	121
Non-cash unit-based compensation expense	6	4
(Gain) loss on disposal of assets and impairment charges	(1)	3
Loss on extinguishment of debt	1	2
Unrealized (gains) losses on commodity derivatives	56	(1)
Inventory valuation adjustments	(444)	(61)
Equity in earnings of unconsolidated affiliates	(42)	(32)
Adjusted EBITDA related to unconsolidated affiliates	69	50
Other non-cash adjustments	47	11
Income tax expense (benefit)	35	(2)
Adjusted EBITDA (1)	858	458
Transaction-related expenses	9	—
Adjusted EBITDA (1), excluding transaction-related expenses	$867	$458

Adjusted EBITDA (1)	$858	$458
Adjusted EBITDA related to unconsolidated affiliates	(69)	(50)
Distributable cash flow from unconsolidated affiliates	69	49
Series A Preferred Units distributions	(30)	—
Cash interest expense	(192)	(118)
Current income tax expense	(17)	(5)
Maintenance capital expenditures (2)	(93)	(24)
Distributable Cash Flow	526	310
Transaction-related expenses and adjustments (3)	9	—
Distributable Cash Flow, as adjusted (1)	$535	$310

Distributions to Partners:
Limited Partners	$187	$122
General Partner	71	39
Total distributions to be paid to partners	$258	$161
Limited Partner units outstanding - end of period (4)	136.9	136.3
(1)Adjusted EBITDA is defined as net income before net interest expense, income tax expense, depreciation, amortization and accretion expense, non-cash compensation expense, gains and losses on disposal of asset, non-cash impairment charges, losses on extinguishment of debt, unrealized gains and losses on commodity derivatives, inventory valuation adjustments, certain foreign currency transaction gains and losses and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations. We define Distributable Cash Flow as Adjusted EBITDA less preferred unit distributions, cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments. For Distributable Cash Flow, as adjusted, certain transaction-related adjustments and non-recurring expenses are excluded.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget and capital expenditures; and
•Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or senior notes;
•although depreciation, amortization and accretion are non-cash charges, the assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliates based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliates. Adjusted EBITDA related to unconsolidated affiliates excludes the same items with respect to the unconsolidated affiliates as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, amortization, accretion and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliates, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliates. We do not control our unconsolidated affiliates; therefore, we do not control the earnings or cash flows of such affiliates. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliates as an analytical tool should be limited accordingly. Inventory valuation adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)    For the three months ended March 31, 2026 and 2025, excludes nil and $2 million, respectively, for our proportionate share of maintenance capital expenditures related to our investments in ET-S Permian and J.C. Nolan, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.”
(3)     For the three months ended March 31, 2026 and 2025, SUN incurred $9 million and nil of transaction-related expenses, respectively.
(4)     Limited Partner units outstanding at the end of period includes 136.9 million common units and 51.5 million Class D units.

SUNOCO LP
SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Segment Adjusted EBITDA:
Fuel Distribution	$529	$220
Pipeline Systems	179	172
Terminals	107	66
Refinery	43	—
Adjusted EBITDA	858	458
Transaction-related expenses	9	—
Adjusted EBITDA, excluding transaction-related expenses	$867	$458

The following analysis of segment operating results includes a measure of segment profit. Segment profit is a non-GAAP financial measure and is presented herein to assist in the analysis of segment operating results and particularly to facilitate an understanding of the impacts that changes in sales revenues have on the segment performance measure of Segment Adjusted EBITDA. Segment profit is similar to the GAAP measure of gross profit, except that segment profit excludes charges for depreciation, amortization and accretion. The most directly comparable measure to segment profit is gross profit.
The following table presents a reconciliation of segment profit to gross profit:

	Three Months Ended March 31,
	2026	2025
Fuel Distribution segment profit	$1,236	$361
Pipeline Systems segment profit	184	174
Terminals segment profit	225	118
Refinery segment profit	44	—
Total segment profit	1,689	653
Depreciation, amortization and accretion, excluding corporate and other	284	156
Gross profit	$1,405	$497

Fuel Distribution

	Three Months Ended March 31,
	2026		2025
Motor fuel gallons sold (millions)	3,796		2,087
Motor fuel profit cents per gallon (1)	17.0	¢	11.5	¢
Fuel profit	$1,044		$297
Non-fuel profit	153		35
Lease profit	39		29
Fuel Distribution segment profit	1,236		361
Unrealized (gains) losses on commodity risk management activities	54		(1)
Expenses, excluding non-cash unit-based compensation expense (2)	(391)		(92)
Adjusted EBITDA related to unconsolidated affiliates	8		—
Inventory valuation adjustments	(398)		(58)
Other	20		10
Segment Adjusted EBITDA	529		220
Transaction-related expenses	9		—
Segment Adjusted EBITDA, excluding transaction-related expenses	$538		$220
(1)    Excludes the impact of inventory valuation adjustments consistent with the definition of Adjusted EBITDA.
(2)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended March 31, 2026 compared to the same period last year, volumes increased primarily due to the Parkland Acquisition..
Segment Adjusted EBITDA. For the three months ended March 31, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Fuel Distribution segment increased due to the net impact of the following:
•an increase of $590 million in segment profit (excluding unrealized gains and losses on commodity risk management activities and inventory valuation adjustments) primarily due to the Parkland Acquisition and other acquisitions, as well as a favorable impact from a one-time gain on sale of inventory in the current period; and
•an increase of $8 million in Adjusted EBITDA related to unconsolidated affiliates from the Parkland Acquisition; partially offset by
•an increase of $299 million in expenses primarily due to the Parkland Acquisition.

Pipeline Systems

	Three Months Ended March 31,
	2026	2025
Pipelines throughput (thousand barrels per day)	1,291	1,258
Pipeline Systems segment profit	$184	$174
Expenses, excluding non-cash unit-based compensation expense (1)	(61)	(53)
Adjusted EBITDA related to unconsolidated affiliates	56	50
Other	—	1
Segment Adjusted EBITDA	179	172
Transaction-related expenses	—	—
Segment Adjusted EBITDA, excluding transaction-related expenses	$179	$172
(1)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended March 31, 2026 compared to the same period last year, the increase in throughput volumes reflected the impact of refinery turnarounds in the prior period and overall increased market demand in 2026.

Segment Adjusted EBITDA. For the three months ended March 31, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Pipeline Systems segment increased due to the net impact of the following:
•a $10 million increase in segment profit primarily due to refinery turnarounds and contract expirations in the prior period, improved butane blending, and overall increased market demand; and
•a $6 million increase in Adjusted EBITDA related to ET-S Permian; partially offset by
•a $8 million increase in expenses primarily due to higher utility costs, maintenance costs and corporate allocations.
Terminals

	Three Months Ended March 31,
	2026	2025
Throughput (thousand barrels per day)	1,013	620
Terminals segment profit	$225	$118
Expenses, excluding non-cash unit-based compensation expense (1)	(74)	(49)
Inventory valuation adjustments	(44)	(3)
Segment Adjusted EBITDA	107	66
Transaction-related expenses	—	—
Segment Adjusted EBITDA, excluding transaction-related expenses	$107	$66
(1)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended March 31, 2026 compared to the same period last year, volumes increased due to recently acquired assets.
Segment Adjusted EBITDA. For the three months ended March 31, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Terminals segment increased due to the net impact of the following:
•a $66 million increase in segment profit (excluding inventory valuation adjustments) primarily due to the acquisitions of Parkland and TanQuid; partially offset by
•a $25 million increase in expenses primarily due to the acquisitions of Parkland and TanQuid.
Refinery

	Three Months Ended March 31,
	2026	2025
Crude utilization	38%	—
Composite utilization	40%	—
Crude throughput (thousand barrels per day)	21	—
Bio-feedstock throughput (thousand barrels per day)	1	—
Refinery segment profit (1)	$44	$—
Unrealized losses on commodity risk management activities	2	—
Expenses, excluding non-cash unit-based compensation expense (2)	(6)	—
Adjusted EBITDA related to unconsolidated affiliates	5	—
Inventory valuation adjustments	(2)	—
Segment Adjusted EBITDA	43	—
Transaction-related expenses	—	—
Segment Adjusted EBITDA, excluding transaction-related expenses	$43	$—
(1)    Refinery segment profit includes $61 million of production costs, supply and logistics, and terminal operating costs for the three months ended March 31, 2026
(2)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended March 31, 2026 compared to the same period last year, volumes increased due to recently acquired assets.
Segment Adjusted EBITDA. For the three months ended March 31, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Refinery segment increased due to the Parkland Acquisition.

SUNOCOCORP LLC FINANCIAL INFORMATION
The following section provides financial information for SUNC. SUNC’s separate financial statements will reflect SUN on a consolidated basis for all periods; accordingly, the information below reflects SUN on a consolidated basis for the entire period.
SUNOCOCORP LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$718	$891
Accounts receivable, net	3,442	1,972
Inventories, net	2,347	2,383
Other current assets	342	270
Total current assets	6,849	5,516

Property, plant and equipment	15,976	15,256
Accumulated depreciation	(2,156)	(1,848)
Property, plant and equipment, net	13,820	13,408
Other assets:
Operating lease right-of-use assets, net	1,518	1,449
Goodwill	3,061	3,026
Intangible assets, net	2,369	2,411
Other non-current assets	1,030	928
Investments in unconsolidated affiliates	1,611	1,624
Total assets	$30,258	$28,362

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,427	$2,485
Accounts payable to affiliates	374	331
Accrued expenses and other current liabilities	923	953
Operating lease current liabilities	172	211
Current maturities of long-term debt	12	17
Total current liabilities	4,908	3,997

Operating lease non-current liabilities	1,311	1,255
Long-term debt, net	13,920	13,372
Advances from affiliates	76	78
Deferred tax liabilities	1,195	1,135
Other non-current liabilities	536	512
Total liabilities	21,946	20,349

Commitments and contingencies (Note 13)

Equity:
Common unitholders (51,517,198 units issued and outstanding as of March 31, 2026 and 51,517,198 units issued and outstanding as of December 31, 2025)	2,604	2,542
Accumulated other comprehensive loss	(16)	(6)
Total Member's Equity	2,588	2,536
Noncontrolling interests	5,724	5,477
Total equity	8,312	8,013
Total liabilities and equity	$30,258	$28,362

SUNOCOCORP LLC
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

Three Months Ended March 31, 2026
REVENUES:	$10,690

COSTS AND EXPENSES:
Cost of sales (excluding items shown separately below)	9,001
Operating expenses	330
General and administrative	155
Lease expense	53
Gain on disposal of assets and impairment charges	(1)
Depreciation, amortization and accretion	286
Total cost of sales and operating expenses	9,824
OPERATING INCOME	866
OTHER INCOME (EXPENSE):
Interest expense, net	(201)
Equity in earnings of unconsolidated affiliates	42
Loss on extinguishment of debt	(1)
Other, net	(27)
INCOME BEFORE INCOME TAXES	679
Income tax expense	74
NET INCOME	605
Less: Net income attributable to noncontrolling interests	495
NET INCOME ATTRIBUTABLE TO MEMBERS	$110

NET INCOME PER COMMON UNIT:
Basic	$2.14
Diluted	$2.13

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Basic	51,517,198
Diluted	51,540,822

CASH DISTRIBUTION PER COMMON UNIT	$0.9899

SUNOCOCORP LLC
SUPPLEMENTAL INFORMATION
(Dollars and units in millions)
(unaudited)

Three Months Ended March 31, 2026
Reconciliation of net income to Adjusted EBITDA:
Net income	$605
Depreciation, amortization and accretion	286
Interest expense, net	201
Non-cash unit-based compensation expense	6
Gain on disposal of assets and impairment charges	(1)
Loss on extinguishment of debt	1
Unrealized losses on commodity derivatives	56
Inventory valuation adjustments	(444)
Equity in earnings of unconsolidated affiliates	(42)
Adjusted EBITDA related to unconsolidated affiliates	69
Other non-cash adjustments	47
Income tax expense	74
Adjusted EBITDA (1)	$858
Transaction-related expenses (3)	9
Adjusted EBITDA (1), excluding transaction-related expenses	$867

Adjusted EBITDA (1)	$858
Adjusted EBITDA related to unconsolidated affiliate	(69)
Distributable cash flow from unconsolidated affiliate	69
Preferred Unit Holders' Distributions	(30)
Cash interest expense	(192)
Income tax expense, current	(17)
Maintenance capital expenditures (2)	(93)
Distributable Cash Flow (consolidated)	$526
Distributable Cash Flow from Sunoco LP	(526)
Distributions from Sunoco LP	51
Distributable Cash Flow attributable to the common unitholders of SunocoCorp	$51

Distributions to common unitholders	$51
Common units outstanding - end of period	51.5

(1)Adjusted EBITDA is defined as net income before net interest expense, income tax expense, depreciation, amortization and accretion expense, non-cash compensation expense, gains and losses on disposal of asset, non-cash impairment charges, losses on extinguishment of debt, unrealized gains and losses on commodity derivatives, inventory valuation adjustments, certain foreign currency transaction gains and losses and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations. We define Distributable Cash Flow as Adjusted EBITDA less preferred unit distributions, cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments. On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of Sunoco LP; however, given the existence of noncontrolling interests in Sunoco LP, the Distributable Cash Flow generated by Sunoco LP is not available in its entirety to be distributed to SunocoCorp’s unitholders. In order to reflect the cash flows available for distribution to SunocoCorp’s unitholders, we have reported for SunocoCorp Distributable Cash Flow attributable to its common unitholders, which reflects distributions to be received by SunocoCorp from Sunoco LP.
We believe Adjusted EBITDA and Distributable Cash Flow are useful to SunocoCorp's investors in evaluating its performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget and capital expenditures; and
•Distributable Cash Flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow are not recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or senior notes;
•although depreciation, amortization and accretion are non-cash charges, the assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliates based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliates. Adjusted EBITDA related to unconsolidated affiliates excludes the same items with respect to the unconsolidated affiliates as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, amortization, accretion and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliates, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliates. We do not control our unconsolidated affiliates; therefore, we do not control the earnings or cash flows of such affiliates. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliates as an analytical tool should be limited accordingly. Inventory valuation adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Sunoco LP's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)    For the three months ended March 31, 2026, excludes nil for our proportionate share of maintenance capital expenditures related to our investments in ET-S Permian and J.C. Nolan, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.”
(3)     For the three months ended March 31, 2026, SUN incurred $9 million of transaction-related expenses, respectively.